Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE
Investor relations contact:
Sam Ramraj, (626) 302-2540
Media relations contact:
Charles Coleman, (626) 302-7982

Edison International Reports First Quarter 2018 Results

ROSEMEAD, Calif., May 1, 2018 - Edison International (NYSE: EIX) today reported first quarter 2018 net income of $218 million, or $0.67 per share, compared to net income of $362 million, or $1.11 per share, in the first quarter 2017. As adjusted, first quarter 2018 core earnings were $262 million, or $0.80 per share. There were no non-core items in the first quarter 2017.
Southern California Edison (SCE) is awaiting a proposed decision from the California Public Utilities Commission (CPUC) on its 2018 General Rate Case (GRC). Consequently, during the first quarter of 2018, SCE recognized revenue from CPUC activities largely based on 2017 authorized base revenue requirements included in customer rates with reserves taken for known items including the July 2017 cost of capital decision and the Tax Cuts and Jobs Act (Tax Reform). The revenue requirement ultimately adopted by the CPUC will be retroactive to January 1, 2018. SCE's first quarter 2018 earnings decreased by $63 million, or $0.19 per share, from the first quarter 2017. The decrease in earnings resulted from the impact of the July 2017 cost of capital decision on the GRC revenue, higher operation and maintenance expenses and higher net financing costs.

Edison International Parent and Other’s first quarter 2018 losses from continuing operations increased by $81 million, or $0.25 per share, compared to first quarter 2017, consisting of $37 million, or $0.12 per share, of higher core losses and $44 million, or $0.13 per share, of higher non-core losses. The increase in core losses was due to lower income tax benefits related to stock option exercises and the impact of Tax Reform on pre-tax losses. Higher non-core losses of $44 million, or $0.13 per share, were primarily related to a $66 million ($48 million after-tax), or $0.15 per share, impairment and other charges resulting from Edison International's agreement to sell SoCore Energy to a third party. The net assets of SoCore Energy were recorded at fair value, less expected transaction costs. There were no Edison International Parent and Other non-core items in the first quarter 2017 results.
    “We continue to make long-term investments to operate a safe and reliable grid and to support the State’s clean energy policies,” said Pedro Pizarro, president and chief executive officer of Edison International. “Furthermore, we continue to focus our efforts on addressing the issue of climate change impacts, including the risk of wildfires. We are awaiting a decision on our 2018 General Rate Case and, until then, our comparative results are not meaningful.”
Edison International uses core earnings, which is a non-GAAP financial measure that adjusts for significant discrete items that management does not consider representative of ongoing earnings. Edison International management believes that core earnings provide more meaningful comparisons of performance from period to period. Please see the attached tables for a reconciliation of core earnings to basic GAAP earnings.

Edison International Reports First Quarter 2018 Financial Results

2018 Earnings Guidance

Edison International will provide 2018 earnings guidance after a final decision has been issued by the CPUC on the Southern California Edison 2018 GRC. This is consistent with the company's past communication and its practice of not providing earnings guidance prior to a decision on its GRC. See the presentation accompanying the company’s conference call for further information.
About Edison International
Edison International (NYSE:EIX), through its subsidiaries, is a generator and distributor of electric power, as well as a provider of energy services and technologies, including renewable energy. Headquartered in Rosemead, California, Edison International is the parent company of Southern California Edison, one of the nation’s largest electric utilities. Edison International is also the parent company of Edison Energy, a portfolio of competitive businesses that provide commercial and industrial customers with energy management and procurement services. Edison Energy is independent from Southern California Edison.

Edison International Reports First Quarter 2018 Financial Results

Appendix

Use of Non-GAAP Financial Measures
Edison International’s earnings are prepared in accordance with generally accepted accounting principles used in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. Our management uses core earnings and core earnings per share (EPS) internally for financial planning and for analysis of performance of Edison International and Southern California Edison. We also use core earnings and core EPS when communicating with analysts and investors regarding our earnings results to facilitate comparisons of the Company’s performance from period to period. Financial measures referred to as net income, basic EPS, core earnings, or core EPS also apply to the description of earnings or earnings per share.
Core earnings and core EPS are non-GAAP financial measures and may not be comparable to those of other companies. Core earnings and core EPS are defined as basic earnings and basic EPS excluding income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings. Basic earnings and losses refer to net income or losses attributable to Edison International shareholders. Core earnings are reconciled to basic earnings in the attached tables. The impact of participating securities (vested awards that earn dividend equivalents that may participate in undistributed earnings with common stock) for the principal operating subsidiary is not material to the principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which is included in Edison International Parent and Other.
Safe Harbor Statement
Statements contained in this release about future performance, including, without limitation, operating results, rate base growth, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. Important factors that could cause different results include, but are not limited to the:

•
ability of SCE to recover its costs in a timely manner from its customers through regulated rates, including costs related to uninsured wildfire-related and mudslide-related liabilities, spending on grid modernization and other capital spending incurred prior to explicit regulatory approval;

•
ability to obtain sufficient insurance at a reasonable cost, including insurance relating to SCE's nuclear facilities and wildfire-related and mudslide-related exposure, and to recover the costs of such insurance or, in the absence of insurance, the ability to recover uninsured losses;

•
decisions and other actions by the CPUC, the FERC, the NRC and other regulatory authorities, including determinations of authorized rates of return or return on equity, the 2018 GRC, the recoverability of wildfire-related and mudslide-related costs, and delays in regulatory actions;

•	ability of EIX or SCE to borrow funds and access the bank and capital markets on reasonable terms;

•	risks associated with the decommissioning of San Onofre, including those related to public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel, and cost overruns;

•	extreme weather-related incidents and other natural disasters, including earthquakes and events caused, or exacerbated, by climate change, such as wildfires;

•	risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure due to Community Choice Aggregators (CCAs); and

•
risks inherent in SCE’s transmission and distribution infrastructure investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, power curtailment costs (payments due under power contracts in the event there is insufficient transmission to enable acceptance of power delivery), changes in the CAISO's transmission plans, and governmental approvals.

Other important factors are discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K, and other reports filed with the Securities and Exchange

Edison International Reports First Quarter 2018 Financial Results

Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this news release. Edison International and SCE provide direct links to certain SCE and other parties' regulatory filings and documents with the CPUC and the FERC and certain agency rulings and notices in open proceedings at www.edisoninvestor.com (SCE Regulatory Highlights) so that such filings, rulings and notices are available to all investors. Edison International and SCE post or provide direct links to certain documents and information related to Southern California wildfires which may be of interest to investors at www.edisoninvestor.com (Southern California Wildfires) in order to publicly disseminate such information. Edison International and SCE also routinely post or provide direct links to presentations, documents and other information that may be of interest to investors at www.edisoninvestor.com (Events and Presentations) in order to publicly disseminate such information.
These forward-looking statements represent our expectations only as of the date of this news release, and Edison International assumes no duty to update them to reflect new information, events or circumstances.
Reminder: Edison International Will Hold a Conference Call Today
When:    Tuesday, May 1, 2018, 1:30 p.m. (Pacific Time)
Telephone Numbers:    1-888-673-9780 (US) and 1-312-470-0178 (Int'l) - Passcode: Edison
Telephone Replay:    1-866-378-0647 (US) and 1-203-369-0317 (Int’l) - Passcode: 7531
Telephone replay available through May 15, 2018
Webcast:     www.edisoninvestor.com

Edison International Reports First Quarter 2018 Financial Results

First Quarter Reconciliation of Basic Earnings Per Share to Core Earnings Per Share

	Three months ended March 31,
	2018	2017	Change
Earnings (loss) per share attributable to Edison International
Continuing operations
SCE	$0.88	$1.07	$(0.19)
Edison International Parent and Other	(0.21)	0.04	(0.25)
Edison International	0.67	1.11	(0.44)
Less: Non-core items
SCE	—	—	—
Edison International Parent and Other	(0.13)	—	(0.13)
Total non-core items	(0.13)	—	(0.13)
Core earnings (losses)
SCE	0.88	1.07	(0.19)
Edison International Parent and Other	(0.08)	0.04	(0.12)
Edison International	$0.80	$1.11	$(0.31)
Note: Diluted earnings were $0.67 and $1.10 per share for the three months ended March 31, 2018 and 2017, respectively.

First Quarter Reconciliation of Basic Earnings to Core Earnings (in millions)

	Three months ended March 31,
(in millions)	2018	2017	Change
Net income (loss) attributable to Edison International
Continuing operations
SCE	$286	$349	$(63)
Edison International Parent and Other	(68)	13	(81)
Edison International	218	362	(144)
Less: Non-core items
SCE	—	—	—
Edison International Parent and Other[1]	(44)	—	(44)
Total non-core items	(44)	—	(44)
Core earnings (losses)
SCE	286	349	(63)
Edison International Parent and Other	(24)	13	(37)
Edison International	$262	$362	$(100)

1 Impairment and other charges of $66 million ($48 million after-tax) in the first quarter of 2018 resulting from Edison International's agreement to sell SoCore Energy to a third party. The net assets of SoCore Energy have been recorded at fair value, less expected transaction costs. Also includes income of $6 million ($4 million after-tax) and less than $1 million for the first quarter of 2018 and 2017, respectively, related to losses (net of distributions) allocated to tax equity investors under the HLBV accounting method.

Edison International Reports First Quarter 2018 Financial Results

Consolidated Statements of Income

	Three months ended March 31,
(in millions, except per-share amounts, unaudited)	2018	2017
Total operating revenue	$2,564	$2,463
Purchased power and fuel	926	784
Operation and maintenance	675	604
Depreciation and amortization	462	499
Property and other taxes	107	100
Impairment and other charges	66	5
Other operating income	(2)	—
Total operating expenses	2,234	1,992
Operating income	330	471
Interest expense	(170)	(152)
Other income and expenses	51	33
Income from continuing operations before income taxes	211	352
Income tax benefit	(31)	(40)
Income from continuing operations	242	392
Net income	242	392
Preferred and preference stock dividend requirements of utility	30	31
Other noncontrolling interests	(6)	(1)
Net income attributable to Edison International common shareholders	$218	$362
Amounts attributable to Edison International common shareholders:
Income from continuing operations, net of tax	$218	$362
Net income attributable to Edison International common shareholders	$218	$362
Basic earnings per common share attributable to Edison International common shareholders:
Weighted-average shares of common stock outstanding	326	326
Continuing operations	$0.67	$1.11
Total	$0.67	$1.11
Diluted earnings per common share attributable to Edison International common shareholders:
Weighted-average shares of common stock outstanding, including effect of dilutive securities	327	329
Continuing operations	$0.67	$1.10
Total	$0.67	$1.10
Dividends declared per common share	$0.6050	$0.5425

Edison International Reports First Quarter 2018 Financial Results

Consolidated Balance Sheets	Edison International

(in millions, unaudited)	March 31, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$105	$1,091
Receivables, less allowances of $53 and $54 for uncollectible accounts at respective dates	628	717
Accrued unbilled revenue	511	212
Inventory	247	242
Income tax receivables	132	224
Prepaid expenses	164	233
Derivative assets	92	105
Regulatory assets	678	703
Other current assets	165	202
Assets of business held for sale	270	—
Total current assets	2,992	3,729
Nuclear decommissioning trusts	4,334	4,440
Other investments	81	73
Total investments	4,415	4,513
Utility property, plant and equipment, less accumulated depreciation and amortization of $9,254 and $9,355 at respective dates	39,152	38,708
Nonutility property, plant and equipment, less accumulated depreciation of $74 and $114 at respective dates	83	342
Total property, plant and equipment	39,235	39,050
Regulatory assets	4,932	4,914
Other long-term assets	369	374
Total long-term assets	5,301	5,288

Total assets	$51,943	$52,580

Edison International Reports First Quarter 2018 Financial Results

Consolidated Balance Sheets	Edison International

(in millions, except share amounts, unaudited)	March 31, 2018	December 31, 2017
LIABILITIES AND EQUITY
Short-term debt	$70	$2,393
Current portion of long-term debt	479	481
Accounts payable	1,033	1,503
Accrued taxes	92	23
Customer deposits	287	281
Regulatory liabilities	1,347	1,121
Other current liabilities	1,197	1,266
Liabilities of business held for sale	142	—
Total current liabilities	4,647	7,068
Long-term debt	13,367	11,642
Deferred income taxes and credits	4,685	4,567
Pensions and benefits	909	943
Asset retirement obligations	2,878	2,908
Regulatory liabilities	8,683	8,614
Other deferred credits and other long-term liabilities	2,885	2,953
Total deferred credits and other liabilities	20,040	19,985
Total liabilities	38,054	38,695
Commitments and contingencies
Redeemable noncontrolling interest	—	19
Common stock, no par value (800,000,000 shares authorized; 325,811,206 shares issued and outstanding at respective dates)	2,531	2,526
Accumulated other comprehensive loss	(46)	(43)
Retained earnings	9,211	9,188
Total Edison International's common shareholders' equity	11,696	11,671
Noncontrolling interests – preferred and preference stock of SCE	2,193	2,193
Other noncontrolling interests	—	2
Total Equity	13,889	13,866

Total liabilities and equity	$51,943	$52,580

Edison International Reports First Quarter 2018 Financial Results

Consolidated Statements of Cash Flows	Edison International

	Three months ended March 31,
(in millions, unaudited)	2018	2017
Cash flows from operating activities:
Net income	$242	$392
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	479	520
Allowance for equity during construction	(22)	(19)
Impairment and other charges	66	5
Deferred income taxes and investment tax credits	4	(13)
Other	17	9
Nuclear decommissioning trusts	(24)	1
Changes in operating assets and liabilities:
Receivables	77	27
Inventory	(7)	2
Accounts payable	(216)	(226)
Tax receivables and payables	162	34
Other current assets and liabilities	(277)	39
Regulatory assets and liabilities, net	405	129
Other noncurrent assets and liabilities	(47)	(16)
Net cash provided by operating activities	859	884
Cash flows from financing activities:
Long-term debt issued or remarketed, net of discount and issuance costs of $17 and $11 for respective periods	1,783	1,524
Long-term debt matured	(41)	(40)
Short-term debt financing, net	(2,261)	(1,013)
Payments for stock-based compensation	(10)	(313)
Receipt from stock option exercises	2	174
Dividends and distribution to noncontrolling interests	(36)	(37)
Dividends paid	(197)	(177)
Other	15	(6)
Net cash (used in) provided by financing activities	(745)	112
Cash flows from investing activities:
Capital expenditures	(1,137)	(944)
Proceeds from sale of nuclear decommissioning trust investments	931	1,718
Purchases of nuclear decommissioning trust investments	(907)	(1,719)
Other	16	4
Net cash used in investing activities	(1,097)	(941)
Net (decrease) increase in cash, cash equivalents and restricted cash including cash held for sale	(983)	55
Less: Net increase in cash held for sale	43	—
Net (decrease) increase in cash, cash equivalents and restricted cash	(1,026)	55
Cash, cash equivalents and restricted cash at beginning of period	1,132	114
Cash, cash equivalents and restricted cash at end of period	$106	$169